Exhibit 99.1

Nuvectis Pharma, Inc. Announces Approximately $15.9 Million Private Placement

July 27, 2022, Fort Lee, NJ - Nuvectis Pharma, Inc (Nasdaq: NVCT) (“Nuvectis” or the “Company”), a biopharmaceutical company focused on the development of precision medicines for serious conditions of unmet medical need in oncology, announced today that it has entered into definitive agreements with healthcare-focused institutional and accredited investors for the issuance and sale of 1,924,689 shares of common stock (or pre-funded warrants in lieu thereof) at a purchase price of $8.25 per share and preferred investment option. The investors also purchased preferred investment options to purchase up to an aggregate of 1,924,689 shares of common stock. The preferred investment options will have an exercise price of $9.65, will become exercisable commencing six months following date of issuance and will have a term of three and one-half years from the date of issuance.

Gross proceeds to Nuvectis from the offering are expected to be approximately $15.9 million, before deducting placement agent fees and other offering expenses payable by the Company.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The closing of the private placement is expected to occur on or about July 29, 2022, subject to the satisfaction of customary closing conditions. Nuvectis intends to use the net proceeds from the private placement for working capital and general corporate purposes

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investors, the Company agreed to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors (including the shares of common stock issuable upon the exercise of the preferred investment options and pre-funded warrants).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates: NXP800, a clinical-stage HSF1 pathway inhibitor currently in a Phase 1 study in patients with advanced solid tumors, and NXP900, a novel SRC/YES1 kinase inhibitor currently in preclinical development with IND-enabling studies ongoing.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. For example, we are using forward-looking statements when we discuss the completion of the private placement; the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement. Forward-looking statements are based on Nuvectis Pharma, Inc. current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements is subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date with and the clinical expectations for NXP800 and NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled “Risk Factors” in the 2021 Form 10-K filed with the Securities and Exchange Commission (“SEC”). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact:

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com